FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Newbury Street Trust

Series Number	1
Fund	Tax-Exempt Fund
Trade Date	8/17/12
Settle Date	8/23/12
Security Name	CA ST 2.5% 5/30/13 RAN
CUSIP	13063BB50
Price	101.660
Transaction Value	$50,830,000
Class Size	$10,000,000,000
% of Offering	0.500%
Underwriter Purchased From	J.P. Morgan
Underwriting Members: (1)	J.P. Morgan
Underwriting Members: (2)	De La Rosa & Co.
Underwriting Members: (3)	Wells Fargo Securities
Underwriting Members: (4)	Academy Securities, Inc.
Underwriting Members: (5)	Alamo Capital
Underwriting Members: (6)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (7)	Baird
Underwriting Members: (8)	BMO Capital Markets GKST Inc.
Underwriting Members: (9)	Barclays
Underwriting Members: (10)	Blaylock Robert Van, LLC
Underwriting Members: (11)	BofA Merrill Lynch
Underwriting Members: (12)	Cabrera Capital Markets, Inc.
Underwriting Members: (13)	Citigroup
Underwriting Members: (14)	City National Securities, Inc.
Underwriting Members: (15)	Comerica Securities
Underwriting Members: (16)	Drexel Hamilton, LLC
Underwriting Members: (17)	Fidelity Capital Markets
Underwriting Members: (18)	Goldman, Sachs & Co
Underwriting Members: (19)	Jackson Securities
Underwriting Members: (20)	Jefferies
Underwriting Members: (21)	KeyBanc Capital Markets Inc.
Underwriting Members: (22)	Loop Capital Markets, LLC
Underwriting Members: (23)	M.R. Beal & Company
Underwriting Members: (24)	Mitsubishi UFJ Securities
Underwriting Members: (25)	Morgan Stanley
Underwriting Members: (26)	Oppenheimer & Co., Inc.
Underwriting Members: (27)	Piper Jaffray & Co
Underwriting Members: (28)	Prager & Co., LLC
Underwriting Members: (29)	Ramirez & Co., Inc
Underwriting Members: (30)	Raymond James Morgan Keegan
Underwriting Members: (31)	RBC Capital Markets
Underwriting Members: (32)	Rice Financial Products Company
Underwriting Members: (33)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (34)	Southwest Securities, Inc.
Underwriting Members: (35)	Stone & Youngberg, a Division of Stifel Nicolaus
Underwriting Members: (36)	The Williams Capital Group, L.P.
Underwriting Members: (37)	U.S. Bancorp Investments, Inc.
Underwriting Members: (38)	Wedbush Securities
Underwriting Members: (39)	William Blair & Company